Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Investor Inquiries
Harbor BioSciences, Inc.
Robert Weber, Chief Financial Officer
(858) 587-9333
rweber@harborbiosciences.com

HARBOR BIOSCIENCES ANNOUNCES $2.06 MILLION EQUITY FINANCING

San Diego, CA, June 7, 2010  – Harbor BioSciences, Inc. (NasdaqCM: HRBR) announced today that it has entered into an agreement with certain institutional investors to raise approximately $2.06 million in gross proceeds through the sale of approximately 5.9 million shares of its common stock and warrants to purchase approximately 3.5 million shares of its common stock. The shares of common stock and warrants to purchase common stock will be sold in units, with each unit consisting of one share of common stock and a warrant to purchase 0.6 of a share of common stock. The purchase price per unit is $0.35. The shares and warrants are being offered as a registered direct offering under the Company’s shelf registration statement previously filed with the Securities and Exchange Commission (SEC) on December 22, 2009, amended on January 6, 2010 and declared effective on January 15, 2010. Harbor BioSciences Inc. expects to receive total proceeds, net of offering expenses and placement agency fees, of approximately $1.8 million.

The offering is expected to close on June 10, 2010, subject to customary closing conditions. The net proceeds of the financing will be used for general corporate purposes.

Chardan Capital Markets, LLC served as the placement agent. The securities will be offered by means of a prospectus supplement and accompanying prospectus, forming a part of the effective registration statement, a copy of which may be obtained, when available, at the SEC’s website at http://www.sec.gov.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Additional terms of this offering (including the full terms and conditions of the securities purchase agreement and warrants) will be disclosed in the prospectus supplement and on a Form 8-K each to be filed with the SEC by Harbor BioSciences Inc.

ABOUT HARBOR BIOSCIENCES

Harbor BioSciences is a development-stage company with two product candidates in clinical trials: Apoptone, in the cohort expansion portion of a Phase I/IIa trial of patients with late-stage prostate cancer, and Triolex(R), in a Phase IIa trial in obese type 2 diabetes mellitus patients. Apoptone and Triolex represent the lead candidates from Harbor BioSciences’ small molecule platform based on metabolites or synthetic analogs of endogenous steroid hormones. For more information on Harbor BioSciences please visit www.harborbiosciences.com.

FORWARD-LOOKING STATEMENTS:

This press release contains forward-looking statements within the meaning of the federal securities laws concerning, among other things, our beliefs related to the expected proceeds, use of proceeds and closing of the registered direct offering. Any statements included in this press release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Harbor BioSciences’ actual results to differ materially from historical results or those expressed or implied by such forward-looking statements. Such statements are subject to certain risks and uncertainties inherent in the Company’s business, including, but not limited to the risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, Harbor BioSciences undertakes no obligation to update or revise the information contained in this press release as a result of new information, future events or circumstances arising after the date of this press release.